UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 2, 2014

TESORO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3473	95-0862768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas	78259-1828
(Address of principal executive offices)	(Zip Code)

(210) 626-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 2, 2014, Tesoro Logistics LP (“TLLP”), an affiliate of Tesoro Corporation (“Tesoro”), closed the acquisition (the “Acquisition”) of QEP Field Services, LLC (“QEPFS LLC”), which is the direct or indirect owner of assets related to, and entities engaged in, natural gas gathering, transportation and processing in or around the Green River Basin located in Wyoming and Colorado, the Uinta Basin located in eastern Utah, and the portion of the Williston Basin located in North Dakota. QEPFS LLC also holds an approximate 55.8% limited partner interest in QEP Midstream Partners, LP (“QEP Midstream”), consisting of 3,701,750 common units and 26,705,000 subordinated units, and 100% of the limited liability company interests of QEP Midstream’s general partner, QEP Midstream Partners GP, LLC (“QEPM GP”), which itself holds a 2% general partner interest and 100% of the incentive distribution rights in QEP Midstream.

Second Amended and Restated Credit Agreement

On December 2, 2014, TLLP entered into a second amended and restated senior secured revolving credit agreement (the “Amended and Restated Credit Agreement”) with Bank of America, N.A., as administrative agent, and a syndicate of banks and financial institutions as lenders. The Amended and Restated Credit Agreement increases total revolving loan availability from $575 million to $900 million and permits TLLP to request that the availability be increased up to an aggregate of $1,500 million, subject to receiving increased commitments from the lenders. The Amended and Restated Credit Agreement is guaranteed by certain of TLLP’s subsidiaries (including QEPFS LLC, QEPM GP, QEP Midstream and certain of its subsidiaries (collectively, the “QEP Guaranteeing Subsidiaries”)), and it is secured by substantially all of the assets of TLLP, and certain of its subsidiaries (including the QEP Guaranteeing Subsidiaries, which executed joinders and supplements to such subsidiary guaranty and security agreements after the closing of the Acquisition). The Amended and Restated Credit Agreement is scheduled to mature on December 2, 2019.

Borrowings under the Amended and Restated Credit Agreement will bear interest at either a base rate (3.25% at December 2, 2014), plus the applicable margin, or a Eurodollar rate (0.16% at December 2, 2014 (1M LIBOR)), plus an applicable margin. The applicable margin at December 2, 2014, was 1.25% in the case of the base rate and 2.50% in the case of the Eurodollar rate but will generally vary based upon TLLP’s Consolidated Leverage Ratio, as defined in the Amended and Restated Credit Agreement.

The Amended and Restated Credit Agreement retains customary affirmative and negative covenants that, among other things, limit or restrict TLLP’s ability (as well as the ability of TLLP’s subsidiaries) to:

•	incur additional debt, subject to customary carve outs for certain permitted additional debt, or incur certain liens on assets, subject to customary carve outs for certain permitted liens;

•	make certain cash distributions, provided that it may make quarterly distributions of available cash so long as no default under the Amended and Restated Credit Agreement then exists or would result therefrom, and provided that no more than $100 million may be drawn on the Amended and Restated Credit Agreement to fund such quarterly distributions;

•	dispose of assets in excess of an annual threshold amount;

•	make certain amendments, modifications or supplements to organization documents and material contracts;

•	engage in certain business activities;

•	engage in certain mergers or consolidations and transfers of assets; and

•	enter into non-arm’s-length transactions with affiliates.

The Amended and Restated Credit Agreement retains financial covenants. Under these covenants, TLLP cannot:

•	permit the ratio of its Consolidated EBITDA, as defined in the Amended and Restated Credit Agreement, to its consolidated interest charges as of the end of any fiscal quarter, for the immediately preceding four quarter period, to be less than 2.50 to 1.00;

•

permit the ratio of its consolidated funded debt to its Consolidated EBITDA as of the end of any fiscal quarter, for the immediately preceding four quarter period, to be (i) greater than 5.50 to 1.00 during a temporary period from the date of consummation of certain acquisitions (as described in the Amended and Restated Credit Agreement)

until the last day of the third consecutive quarter following such acquisitions (a “Specified Acquisition Period”), and (ii) except during a Specified Acquisition Period, (x) greater than 5.50 to 1.00 for each fiscal quarter ending on or prior to June 30, 2015; (y) greater than 5.25 to 1.00 for the fiscal quarter ending on September 30, 2015, and (z) greater than 5.00 to 1.00 for each fiscal quarter thereafter; or

•	permit the ratio of its senior consolidated funded debt to its Consolidated EBITDA as of the end of any fiscal quarter, for the immediately preceding four quarter period, to be (i) greater than 3.00 to 1.00 prior to December 31, 2015, (ii) greater than 3.50 to 1.00 at all times on and after December 31, 2015 (except during a Specified Acquisition Period), and (iii) greater than 4.00 to 1.00 during a Specified Acquisition Period.

The foregoing description of the Amended and Restated Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Supplemental Indenture and Joinder Agreement

On December 2, 2014, following the completion of the Acquisition, the QEP Guaranteeing Subsidiaries, TLLP, Tesoro Logistics Finance Corp., a Delaware corporation (together with TLLP, the “Issuers”), and U.S. Bank National Association, as trustee, entered into a supplemental indenture (the “Supplemental Indenture”), supplementing the indenture dated as of October 29, 2014 (the “Indenture”), pursuant to which the Issuers issued the $500 million aggregate principal amount of 5.50% Senior Notes due 2019 (the “2019 Notes”) and the $800 million aggregate principal amount of 6.25% Senior Notes due 2022 (the “2022 Notes”). Pursuant to the Supplemental Indenture, the QEP Guaranteeing Subsidiaries became guarantors of the Issuers’ obligations under the 2019 Notes and the 2022 Notes. In addition, the QEP Guaranteeing Subsidiaries also executed a Joinder Agreement to the Registration Rights Agreement, dated December 2, 2014 (the “Joinder Agreement”), pursuant to which each of the QEP Guaranteeing Subsidiaries became party to the Registration Rights Agreement, dated as of October 29, 2014 (the “Registration Rights Agreement”), among the Issuers, the guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the representative of the initial purchasers of the 2019 Notes and the 2022 Notes.

The foregoing descriptions of the Supplemental Indenture and Joinder Agreement do not purport to be complete and are qualified in their entirety by reference to the full texts of the Supplemental Indenture and Joinder Agreement, which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference. The provisions of the Indenture and the Registration Rights Agreement are described in, and copies of those documents are attached to, Tesoro’s Quarterly Report on Form 10-Q that was filed with the Securities and Exchange Commission on October 31, 2014.

Keep-Whole Commodity Fee Agreement

On December 7, 2014, following the completion of the Acquisition, QEPFS LLC, its direct subsidiary Green River Processing, LLC, and its indirect subsidiary QEPM Gathering I, LLC (collectively with Green River Processing, LLC and QEPFS LLC, the “Processors”) entered into the Keep-Whole Commodity Fee Agreement (the “Keep-Whole Commodity Agreement”) with Tesoro Refining & Marketing Company LLC, a wholly owned subsidiary of Tesoro Corporation (“TRMC”). Pursuant to the Keep-Whole Commodity Agreement, the Processors will deliver to TRMC all of the volumes of natural gas liquids produced by the Processors pursuant to their keep-whole natural gas processing agreements. The Processors will further provide handling, transportation and fractionation services related to the natural gas liquids provided to TRMC. In consideration for these services, TRMC will procure and provide the Processors with the residue gas the Processors are required to deliver to in accordance with the terms of their keep-whole natural gas processing agreements in addition to paying the Processors a service fee for processing, handling, transporting and fractionating the natural gas liquids. The Processors will pay TRMC a service free for the services provided by TRMC under the agreement.

The service fees payable by TRMC and the Processors under the Keep-Whole Commodity Agreement will be set forth on Purchase Orders executed by the parties as required in the agreement. The Keep-Whole Commodity Agreement is effective as of December 2, 2014, the closing date of the Acquisition, and has an initial term of 5 years, which will renew automatically for one-year terms thereafter, unless otherwise terminated.

The foregoing description of the Keep-Whole Commodity Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Keep-Whole Commodity Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 2, 2014, Tesoro Logistics GP, LLC, the general partner of TLLP and a wholly owned subsidiary of Tesoro, executed the Amendment No. 1 to the Amended and Restated Agreement of Limited Partnership of TLLP (the “LP Agreement Amendment”), which reduces the quarterly distributions made to the holders of TLLP’s incentive distribution rights with respect to fiscal year 2015 by $2.5 million with respect to each quarter of such fiscal year.

The foregoing description of the LP Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the LP Agreement Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1*	Amendment No. 1 to Amended and Restated Agreement of Limited Partnership of Tesoro Logistics LP, dated as of December 2, 2014, entered into and effectuated by Tesoro Logistics GP, LLC.

4.1*	Supplemental Indenture, dated as of December 2, 2014, among Tesoro Logistics LP, Tesoro Logistics Finance Corp., QEP Field Services, LLC, the other entities party thereto, and U.S. Bank National Association, as trustee.

4.2*	Joinder Agreement to the Registration Rights Agreement, dated as of December 2, 2014, among QEP Field Services, LLC, and the other entities party thereto.

10.1*	Second Amended and Restated Credit Agreement, dated as of December 2, 2014, among Tesoro Logistics LP, Bank of America, N.A., as administrative agent, L/C issuer and lender, and other lenders party thereto.

10.2*	Keep-Whole Commodity Fee Agreement, dated as of December 7, 2014, among Tesoro Refining & Marketing Company LLC, QEP Field Services, LLC, QEPM Gathering I, LLC and Green River Processing, LLC.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2014

TESORO CORPORATION

By:	/s/ STEVEN M. STERIN
Steven M. Sterin
Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit Number	Description

3.1*	Amendment No. 1 to Amended and Restated Agreement of Limited Partnership of Tesoro Logistics LP, dated as of December 2, 2014, entered into and effectuated by Tesoro Logistics GP, LLC.

4.1*	Supplemental Indenture, dated as of December 2, 2014, among Tesoro Logistics LP, Tesoro Logistics Finance Corp., QEP Field Services, LLC, the other entities party thereto, and U.S. Bank National Association, as trustee.

4.2*	Joinder Agreement to the Registration Rights Agreement, dated as of December 2, 2014, among QEP Field Services, LLC, and the other entities party thereto.

10.1*	Second Amended and Restated Credit Agreement, dated as of December 2, 2014, among Tesoro Logistics LP, Bank of America, N.A., as administrative agent, L/C issuer and lender, and other lenders party thereto.

10.2*	Keep-Whole Commodity Fee Agreement, dated as of December 7, 2014, among Tesoro Refining & Marketing Company LLC, QEP Field Services, LLC, QEPM Gathering I, LLC and Green River Processing, LLC.

*	Filed herewith